STOCK PURCHASE AGREEMENT
THIS STOCK PURCHASE AGREEMENT (“SPA” or “Agreement”) is made and entered into this 8th day of April 2021, by and between GZ6G Technologies Corp (“GZ6G”, “Corporation”), a Nevada corporation and William Coleman Smith (“Smith”), an individual residing in the state of California, and Green Zebra Media Corporation (“GZMC”), a Delaware corporation.
WHEREAS, Smith is the Chief Executive Officer and Director of GZ6G, as well as the controlling member of GZMC.
WHEREAS, GZ6G currently holds 51% of the equity of GZMC and desires to increase its equity ownership;
WHEREAS, Smith does hereby desire to exchange 9% equity ownership of GZMC in exchange for 10,000,000 shares of GZ6G’s common stock;
WHEREAS, GZ6G does hereby desire to exchange 10,000,000 shares of the Corporation’s common stock in exchange for an additional 9% equity ownership of GZMC, and does so pursuant to the terms and conditions set forth below:
NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this SPA, and in order to consummate the exchange of the Corporation's stock aforementioned, it is hereby agreed as follows:
1. Exchange. Subject to the terms and conditions hereinafter set forth, at the closing of the transaction contemplated hereby, the Corporation shall sell, convey, transfer, and deliver to Smith certificates representing such shares of common stock, and Smith shall deliver 9% equity ownership in GZMC in consideration of the purchase price set forth in this Agreement. The certificate representing the Corporation's stock shall be duly endorsed for transfer or accompanied by appropriate stock transfer powers duly executed in blank, in either case with signatures guaranteed in the customary fashion. The closing of the transaction contemplated by this Agreement ("Closing"), to be held at such date, time and place as shall be determined by the Purchaser and Seller, but in no event later than April 10, 2021, except with the written consent of the Seller.
2. AMOUNT AND PAYMENT OF PURCHASE PRICE. The total consideration and method of payment shall be 10,000,000 shares of GZ6G’s common stock in exchange for 9% ownership in GZMC, valued at par value: $0.001 per share.
3. REPRESENTATIONS AND WARRANTIES OF CORPORATION. Corporation hereby warrants and represents:
(a) Organization and Standing. GZ6G is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has the corporate power and authority to carry on its business as it is now being conducted.
(b) Restrictions on Stock.
i. The Corporation is not a party to any agreement, written or oral, creating rights in respect to the Corporation's Stock in any third person or relating to the voting of the Corporation's Stock.
ii. The Corporation is the lawful owner of the shares of common stock, free and clear of all security interests, liens, encumbrances, equities and other charges.
iii. There are no existing warrants, options, stock purchase agreements, redemption agreements, restrictions of any nature, calls or rights to subscribe of any character relating to the stock, nor are there any securities convertible into such stock, other than those disclosed to GZMC.

4. REPRESENTATIONS AND WARRANTIES OF CORPORATION AND SMITH. Corporation and Smith hereby represent and warrant that there has been no act or omission by the Corporation, or Smith which would give rise to any valid claim against any of the parties hereto for a brokerage commission, finder's fee, or other like payment in connection with the transactions contemplated hereby.
5. GENERAL PROVISIONS
(a) Entire Agreement. This Agreement (including the exhibits hereto and any written amendments hereof executed by the parties) constitutes the entire Agreement and supersedes all prior agreements and understandings, oral and written, between the parties hereto with respect to the subject matter hereof.
(b) Sections and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.
(c) Governing Law. This agreement and all transactions contemplated hereby, shall be governed by, construed and enforced in accordance with the laws of the State of Nevada.
IN WITNESS WHEREOF, this Agreement has been executed by each of the individual parties hereto on the date first above written.
GZ6G TECHNOLOGIES CORP	WILLIAM COLEMAN SMITH

/s/William Coleman Smith	/s/William Coleman Smith
William Coleman Smith	William Coleman Smith
CEO

GREEN ZEBRA MEDIA CORPORATION

/s/William Coleman Smith
William Coleman Smith
Director

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